UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

Shoe Pavilion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13245 Riverside Drive, Suite 450
Sherman Oaks, California    91423
(Address of principal executive offices including zip code)

(818) 907 9975
(Registrant's telephone number, including area code)

1380 Fitzgerald Drive, Pinole, California    94564
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2005, Shoe Pavilion, Inc. announced that effective November 21, 2005, John D. Hellmann, the Company's Vice President of Finance and Chief Financial Officer since June 2000, had resigned in order to remain in Northern California, allowing him to spend more time with his family rather than continue his employment as CFO at the Company's new principal executive offices in Southern California (See Item 8.01). Neil T. Watanabe will succeed him in that role, effective November 21, 2005. Mr. Hellmann will continue to advise the Company during the transition, as needed. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Watanabe has over 25 years of finance and operations experience in retail and other corporate environments, working with both public and private companies. Most recently since May of 2003, Mr. Watanabe served as Executive Vice President and Chief Financial Officer of Elizabeth Arden Spas LLC. From May 2001 to May of 2003, Mr. Watanabe provided executive restructuring services to Sears Health and Nutrition Stores serving in the capacity of Chief Operating Officer and to San Francisco Music Box Acquisition Corporation in the capacity as Chief Financial Officer. From March 1998 to May of 2001, Mr. Watanabe served as Executive Vice President and Chief Financial Officer of Petsmart, Inc.

Item 8.01 Other Events.

In November 2005, the Board of Directors of the Company decided to move the Company's principal executive offices to Sherman Oaks, California and to close the Company's Pinole, California office. As of November 14, 2005, the new address of the Company's principal executive offices is 13245 Riverside Drive, Suite 450, Sherman Oaks, California, and its telephone number is (818) 907 9975.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit	Description
99.1	Press Release dated November 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 28, 2005

Shoe Pavilion, Inc.

By: /s/ Dmitry Beinus

Dmitry Beinus
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated November 28, 2005. Also provided in PDF format as a courtesy.